                                                                   EXHIBIT 10.40

                                                                     [Net Lease]
                                                                     -----------

                                LEASE AGREEMENT
                                ---------------

     THIS LEASE AGREEMENT is made this _____ day of February, 2000, between MBC SPRINGBELT, LLC, a Delaware limited liability company ("Landlord"), and the Tenant named below.

Basic Lease Provisions:

-------------------------------------------------------------------------------------------------------------
Tenant:                         HomeGrocer.com, Inc., a Delaware corporation
-------------------------------------------------------------------------------------------------------------
Tenant's representative,        HomeGrocer.com, Inc.
address, and phone no.:         Attention: Vice President of Operations
                                10230 NE Points Drive
                                Kirkland, WA 98033
                                Phone: (425) 201-7500
                                Fax: (425) 201-7875
-------------------------------------------------------------------------------------------------------------
Premises:                       That portion of the Building, containing approximately 102,800 rentable square feet as shown on Exhibit A attached hereto.  The actual square footage of the premises shall be measured in accordance with the Washington
                                D.C. Association of Realtors method at such time as the demising wall to be erected by Landlord has been installed as further described in Paragraph 53 hereof.  Upon completion of the measurement, the parties will execute a certificate in the form of Exhibit B hereto agreeing to the measurement and revising the figures contained below relating to Base Rent, Tenant's
                                Proportionate Share and Estimated Operating Expenses.
-------------------------------------------------------------------------------------------------------------
Project:                        GPO Warehouse
-------------------------------------------------------------------------------------------------------------
Building:                       GPO Warehouse
                                Springbelt Industrial Park
                                7701 Southern Drive
                                Springfield, Virginia
-------------------------------------------------------------------------------------------------------------
Tenant's Proportionate Share    N/A
 of Project:
-------------------------------------------------------------------------------------------------------------
Tenant's Proportionate Share    41%
 of Building:
-------------------------------------------------------------------------------------------------------------
Lease Term:                     Beginning on the Commencement Date and ending on February 28, 2010, with two consecutive options to extend the term hereof for five (5) years each, on the terms and conditions described herein.
-------------------------------------------------------------------------------------------------------------
Commencement Date:              March 1, 2000.
-------------------------------------------------------------------------------------------------------------
Initial Monthly Base Rent:      Months 1 through 12                                  $56,968.33
                                Months 13 through 24                                 $58,677.38
                                Months 25 through 36                                 $60,437.71
                                Months 37 through 48                                 $62,250.84
                                Months 49 through 60                                 $64,118.36
                                Months 61 through 72                                 $66,041.91
                                Months 73 through 84                                 $68,023.17
                                Months 85 through 96                                 $70,063.86
                                Months 97 through 108                                $72,165.78
                                Months 109 through 120                               $74,330.75

                                Option Terms:  To be determined in accordance with paragraph 51 herein.

                                Month 1 referred to above shall be March 2000.  Months 2, 3, 4, etc., shall be the consecutive months after Month 1.  Lease Year 1 shall be the period commencing on the Commencement Date and ending on the last day Month 12.
                                Lease Years 2, 3, 4, etc., shall be the succeeding twelve month periods thereafter.
-------------------------------------------------------------------------------------------------------------
Initial Estimated Monthly       1.  Utilities:            To be paid direct by Tenant.
Operating Expense Payments:
(estimates only and subject     2.  Common Area Charges:  $0.39 per square foot per annum.
to adjustment to actual
costs and expenses according    3.  Taxes                 $0.37 per square foot per annum.
to the provisions of this
Lease)                          4.  Insurance:            $0.05 per square foot per annum.

                                5.  Others:               $0.00
-------------------------------------------------------------------------------------------------------------
Initial Estimated Monthly       $6,939.00
 Operating Expense Payments:
-------------------------------------------------------------------------------------------------------------
Initial Monthly Base Rent and   $63,907.33
 Operating Expense Payments:
-------------------------------------------------------------------------------------------------------------
Security Deposit:               See paragraph 7 hereof.
-------------------------------------------------------------------------------------------------------------
Landlord's Broker:              Transwestern Carey Winston
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Addenda:                        Exhibit A - Premises
                                Exhibit B - Certificate
                                Exhibit C - Land
                                Exhibit D - Form of Letter of Credit
                                Exhibit E - Initial Tenant Made Improvements
                                Exhibit F - Parking Area to be Resurfaced
                                Exhibit G - "Green Space"
-------------------------------------------------------------------------------------------------------------

1. Granting Clause. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, located on that tract of land which is more particularly described in Exhibit C; together with the non-exclusive right to all appurtenances thereunto appertaining, including, but not limited to, rights of access, ingress and egress at the points shown on Exhibit C in, to, from and over any and all streets, ways or alleys adjoining, abutting or adjacent to the Project, together with the right to use, in common with other occupants of the Project, any and all of the common areas pertaining to the Project. Landlord represents to Tenant that the Premises and Project as shown on Exhibit C are fully described in the legal description shown on Exhibit C, and that such legal description does not include any property interest not disclosed in Exhibit C, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

2. Acceptance of Premises. Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions, except for latent defects not readily discernible by a reasonable observation of the Premises. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as provided in this paragraph and Paragraph 14, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under this paragraph or Paragraph 14 and any punchlist items identified in writing by Tenant and Landlord within thirty (30) days of the Commencement Date. In addition, Landlord agrees to install, at Landlord's sole cost and expense, a demising wall of at least 8 inches (8") from the floor slab to the ceiling joists in the approximate location shown on Exhibit A, which demising wall shall be installed in a good, workmanlike manner in accordance with all applicable laws. In the event that the demising wall is not completed on or before April 1, 2000, then Tenant's obligations to pay Base Rent and Operating Expenses hereunder shall abate until the demising wall is completed.

3. Delay in Possession. Landlord and Tenant acknowledge that the Premises is currently leased by the United States Government Printing Office (the "GPO"). Tenant further acknowledges that as of the date hereof, Landlord has asked the GPO to surrender the Premises, and the GPO has agreed to do so, but formal documentation surrendering the Premises has not been completed. In the event that Landlord has not been able on or before March 1, 2000 to obtain the formal documentation from the GPO to surrender the Premises at a specific date no later than one month thereafter (the "Target Delivery Date"), Tenant shall have the continuing right at any time thereafter until Landlord has obtained the GPO's agreement, to terminate this Lease by providing written notice thereof to Landlord. Tenant's right to terminate this Lease as provided in the preceding paragraph shall cease, and be of no further force or effect at such time as Landlord shall have obtained the GPO's agreement to surrender the Premises as described above. Landlord agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Tenant upon or before the Target Delivery Date for the installation of tenant improvements, equipment, communication and security systems, and Trade Fixtures (as hereinafter defined). However, if the Landlord has not delivered the Premises to Tenant by the Target Delivery Date, then Tenant shall be entitled to a rental abatement equal to one day's Base Rent for each day after the Target Delivery Date that the Commencement Date occurs. In addition, in the event that Landlord has not delivered possession of the Premises within sixty (60) days of the Target Delivery Date, Tenant shall have the right to provide written notice that if the Landlord fails to deliver possession of the Premises to Tenant within thirty days after such notice, that this Lease will be terminated, in which event the Security Deposit and the first month's rent and operating expenses will be promptly returned to Tenant.

In addition, Landlord agrees to attempt to provide access to the Premises to Tenant from and after the date hereof to allow Tenant to begin its planning and design process. Any such access to the interior of the Premises which Landlord may be able to obtain for Tenant shall be only during the normal operating hours of the GPO, and shall be conditioned upon Tenant not interfering with the operations of the GPO. In addition, Tenant's access t the Premises from and after the Commencement Date until the demising wall described in paragraph 2 above is completed, shall be only during the normal operating hours of the GPO, and shall be conditioned upon Tenant not interfering with the operations of the GPO. Tenant may make other arrangements as may be mutually agreed upon to accommodate Tenant's requirements for the construction of its tenant improvements, equipment, communication, security systems and Trade Fixtures.

4. Use. The Premises shall be used only for the purpose of receiving, storing, and shipping retail products, materials and merchandise made and/or distributed by Tenant (which may include distribution of alcoholic beverages as part of its home grocery distribution business for off-site consumption), product preparation, grocery store services (for off-site delivery), and for such other lawful purposes as may be incidental thereto. In addition, to the extent legally necessary to enable Tenant to sell off-site distribution of alcoholic beverages as part of its home grocery distribution business, Tenant may operate an on-site store for the retail sale of alcoholic beverages, of a size and capacity not larger than the minimum reasonably necessary, in the opinion of Tenant's counsel to qualify the license needed for the sale of off-site delivery of alcoholic beverages as part of Tenant's grocery distribution business, provided that the same complies with all applicable legal requirements and that any alterations to the Building, Premises or lot on which the building stands which may be required as the result of operating a retail alcoholic beverage store in the Premises are paid by Tenant at its sole cost and expense. Tenant shall not conduct or give notice of any auction (other than internet related for delivery by Tenant to its customers), liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles (other than Tenant's delivery vehicles to be stored in a designated truck parking area to be constructed by Tenant), is prohibited without Landlord's prior written consent. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any desired use of the Premises permitted hereby would void Landlord's insurance as provided in the preceding sentence, Tenant shall have the right to find other insurance for Landlord providing the same coverages as Landlord's insurance and from an insurance company having a rating equal or greater than the rating enjoyed by Landlord's insurance carrier, in order for Tenant to so use the Premises. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease, other than any obligation to pay Base Rent and Operating Expenses.

5. Base Rent. Tenant shall pay Base Rent in the amount set forth above. The first month's Base Rent and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable upon execution hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than five (5) days following Tenant's receipt of notice of non-payment, Tenant shall pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.

6. Security Deposit. The Security Deposit shall be held by Landlord, in the form of a stand-by, unconditional, irrevocable, transferable letter of credit (the "Letter of Credit") in the form of Exhibit D hereto, as security for the performance of Tenant's obligations under this Lease. Tenant shall within five
(5) business days of the date that Landlord notifies Tenant that it has obtained the consent of the GPO described in paragraph 3 hereof, deliver to Landlord the Letter of Credit, naming Landlord as beneficiary, and issued by a financial institution ("Issuer"), reasonably satisfactory to Landlord. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord shall be entitled to draw on all or part of the Letter of Credit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. The Letter of Credit shall provide for partial draws by Landlord in accordance with this paragraph. Any such draws when made shall be deemed applied to the amounts owing and past due under this Lease (in such order as Landlord may reasonably elect). Except as otherwise provided herein, in the event of any draw under the Letter of Credit, it shall be only in an amount reasonably necessary to cure an Event of Default by Tenant, beyond any applicable cure periods and, Tenant shall within ten (10) business days after such draw, cause the amount remaining available to be drawn under the Letter of Credit to be increased by an amount equal to the amount drawn. Any improper draws by Landlord upon the Letter of Credit shall be deemed an Event of Default by Landlord, and as Tenant's remedy therefor, Tenant shall be entitled to an offset, equal to the amount of the improper draw, on the Base Rent. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; and no interest shall accrue thereon. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming all of Landlord's obligations under this Paragraph and the tender of the Letter of Credit to such person or entity for transfer by the issuing bank.

In the event of a sale or other transfer of the Building, Tenant shall, if requested by Landlord in writing, at Landlord's sole cost and expense within ten
(10) business days after receiving such request, cause the issuing bank of the Letter of Credit to consent to the assignment or to issue a substitute letter of credit on identical terms to the Letter of Credit as the same may have been decreased as provided herein, and other than the stated beneficiary, from the same issuing bank naming such transferee as the beneficiary thereof, upon delivery by Landlord of the then outstanding Letter of Credit. The provisions of this paragraph are contingent upon the acceptance by the transferee of all provisions of this Lease.

7. Failure to Renew Letter of Credit. In the event that Tenant fails to renew or otherwise replace an existing Letter of Credit with a new letter of credit meeting the terms and conditions hereof by the date which is thirty (30) days prior to its expiration, notwithstanding any other provisions hereof, Landlord shall be entitled to draw the full amount available under the Letter of Credit and to hold and apply the same as the "Security Deposit" hereunder until such time as Tenant shall have delivered to Landlord the Letter of Credit required hereby. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Lease and the tender of the Letter of Credit to such person or entity for transfer by the issuing bank. In the event that Landlord is holding cash as the Security Deposit in lieu of a letter of credit, Landlord shall be entitled to hold and apply the same in the same manner as it may make draws under the Letter of Credit.

8. Amount of the Letter of Credit. The Letter of Credit shall initially be in the amount of One Million Two Hundred Thousand Dollars ($1,200,000). Provided that all of the conditions listed below under the caption "Conditions" shall have been satisfied prior to the commencement of the Lease Year listed, the amount of the Letter of Credit may be reduced to the amount listed under the column captioned "Letter of Credit Amount" as of the beginning of the Lease Year listed opposite the reduced amount. If any of the conditions described below to be met prior to the commencement of that Lease Year are not met prior to the commencement of the specified Lease Year, the Letter of Credit for that Lease Year shall not be reduced. Any reduction of the amount of the Letter of Credit shall be accomplished by delivery of a substitute letter of credit.

       Lease Year        Letter of Credit Amount            Conditions
------------------------------------------------------------------------------
            2                  $1,100,000.00                A
------------------------------------------------------------------------------
            3                  $1,100,000.00                A
------------------------------------------------------------------------------
            4                  $  900,000.00                A & B
------------------------------------------------------------------------------
            5                  $  800,000.00                A & B
------------------------------------------------------------------------------
            6                  $  500,000.00                A & B & C
------------------------------------------------------------------------------
            7                  $  400,000.00                A & B & C
------------------------------------------------------------------------------
            8                  $  300,000.00                A & B & C
------------------------------------------------------------------------------
            9                  $  200,000.00                A & B & C
------------------------------------------------------------------------------
           10                  $  100,000.00                A & B & C
------------------------------------------------------------------------------
     Option Periods            $  100,000.00
------------------------------------------------------------------------------

     As used in the above chart in the column captioned "Conditions", the letters "A", "B" and "C" shall have the following meanings:

     "A" shall mean that during the prior Lease Year, the Tenant shall have timely paid all sums due and owing under this Lease, shall not have committed any defaults under any documents or instruments evidencing, securing or relating to its indebtedness for borrowed money as certified in writing by Tenant's outside auditors, and the Tenant shall have been in occupancy of the Premises for the entire Lease Year. With respect to Tenant's occupancy of the Premises during Lease Year 1, Tenant shall be deemed to be in occupancy from the Commencement Date provided that Tenant promptly thereafter begins its planning and design for the Premises and diligently continues with such planning, design and construction thereafter. With respect to occupancy during any Lease Year, Tenant shall be deemed to be in occupancy during any period of time that the Premises are unavailable for occupancy as a result of any casualty or condemnation;

     "B" shall mean that the market capitalization of Tenant's outstanding equity shares as traded on a recognized national exchange shall have an aggregate value of One Billion Dollars ($1,000,000,000) as of the date thirty
(30) days prior to the beginning of the specified Lease Year, and that Tenant shall have audited positive earnings after interest expense, but before income taxes, depreciation and amortization, as determined in accordance with generally accepted accounting principles consistently applied; and

     "C" shall mean that for Tenant's four (4) complete fiscal quarters immediately preceding the commencement of the applicable Lease Year, Tenant shall have audited earnings before interest, income taxes, depreciation and amortization greater than Fifty Million Dollars ($50,000,000).

9. Operating Expense Payments. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time (but subject to the limitations herein described), of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs, alleys, and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord, in an amount not in excess of four percent (4%) of total rent collected, security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the useful life thereof for federal income tax purposes. Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 14 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, the costs (including leasing commissions, legal fees and other expenses) of leasing space to tenants, advertising and promotional expenses, the costs (including permit, license and inspection fees) of renovating space for tenants, or any costs or expenses which Landlord may incur in connection with the any item not available to all Tenants at the Project. In addition, Operating Expenses shall not include the costs and expenses incurred by Landlord in correcting any latent defects in the Premises except to the extent that the same constitutes repair and maintenance expenses in the ordinary course of business.

     Without in any way impairing Tenant's liability to pay Operating Expenses as provided herein, Landlord agrees that it will not in any Lease Year increase its Estimated Operating Expenses (without regard to Taxes, which Landlord agrees to estimate based upon the Project's assessed value from time to time) to an amount which would exceed One Hundred Five percent (105%) of the prior Lease Year's actual Operating Expenses (again, without regard to Taxes). The provisions of this paragraph are merely an accommodation to Tenant for cash flow and planning purposes, and at the end of each Lease Year, Tenant shall be liable for its Proportionate Share of Operating Expenses as otherwise provided herein.

     If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year (without taking into account the limitation contained in the prior paragraph concerning limitations on the increases in estimates), then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments of Base Rent and Operating Expenses. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

    Provided no default has occurred and remains uncured, Tenant shall have the right, at Tenant's expense, to audit Landlord's books and records of the Project's annual Operating Expenses. No subtenant shall have any right to conduct an audit, and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. Tenant shall provide written notice for such audit within thirty (30) days following the date that Landlord or its agent shall have delivered to Tenant the statement of annual Operating Expenses with respect to which Tenant desires to make such audit.
Such audit shall cover only the immediately preceding calendar year for the statement being audited and shall be conducted by a principal or employee of Tenant or an independent certified public accountant at the offices of Landlord, Landlord's managing agent or accountant during normal business hours at a time mutually convenient to Landlord and Tenant. Landlord may require as a condition of permitting such audit that Tenant, its principals, employees, and accountants enter into a confidentiality agreement reasonably acceptable to Landlord. Such audit shall be conducted in accordance with generally accepted auditing standards of the AICPA. Tenant shall deliver to Landlord a copy of the results of such audit within five (5) days of its receipt by Tenant. If Tenant's audit reveals that Landlord's calculation of additional rent is in error, the corrected amount shall be paid by Tenant to Landlord within ten (10) days after the completion of the audit, or if Tenant has already paid the additional rent, the overpayment will be credited to the next payments of Base Rent and Operating Expenses due under this Lease. Notwithstanding anything to the contrary in this paragraph, in the event that any such audit reveals that Landlord's calculation of Annual Operating Charges was overstated by ten percent (10%) or more, Landlord, not Tenant, shall pay for all actual and reasonable audit expenses described in this paragraph, in an amount not in excess of the amount by which Tenant was overcharged.

10. Utilities. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord shall cause the electrical and gas service to the Premises to be separately metered at its sole cost and expense. Landlord and Tenant acknowledge that Tenant plans to upgrade the electrical service and HVAC servicing the Premises. In that regard, Landlord and Tenant agree to cooperate with each other concerning Landlord's obligation to separately meter the electrical and gas serving the Premises so as to do so in the most efficient and economical manner for both parties. Tenant agrees to separately meter the water and sewer serving the Demised Premises at its sole cost and expense. Until such time as the utilities described herein have been separately metered, Tenant agrees to pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent unless due to the gross negligence or willful misconduct of Landlord, in which event, the Base Rent due hereunder shall be equitably abated. Until such time as the water is separately metered, Tenant agrees to use reasonable efforts to limit use of water and sewer for normal restroom use and in connection with its improvements to the Premises.

11. Taxes. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant, provided, however, that any tax, levy or fee associated with the transfer of the Project shall not be included in Operating Expenses. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

12. Contesting of Taxes. In any year for which Landlord does not protest the real property tax assessment levied against the real property Tenant may choose to protest the assessment in Landlord's name. If Tenant chooses to protest the assessment, Landlord shall fully cooperate with Tenant's efforts provided Tenant pays all costs and expenses incurred in the conduct of such protest. In the event Landlord protests such assessment and a reduction in the taxes for the Project results, Tenant shall be entitled to its pro-rata share of the benefit of such reassessment, either as a credit against the next payments of Rent and Additional Rent due under this Lease or as a refund if this Lease has expired. If Tenant protests the assessment t and the taxes for the Property are reduced as a result of such protest, Landlord and Tenant shall each be entitled to the benefit of such reassessment. Tenant shall also be entitled to reimbursement of it reasonable out-of-pocket expenses in conducting such protest, such reimbursement to be in the form of a credit against Rent and Additional Rent, but Tenant shall not be entitled to a credit in excess of the reduced taxes which accrue to Landlord's benefit during the remainder of the Lease term.

13. Insurance. Landlord shall maintain all risk property insurance covering the full replacement cost of the Building with a commercially reasonable deductible. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance, but Landlord shall maintain commercial liability insurance with a minimum limit of $2,000,000 per occurrence. All such insurance shall be included as part of the Operating Expenses charged to Tenant. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord may be required to carry as reasonably determined by its lenders, mortgagees or insurance broker as a result of Tenant's use of the Premises.

     Tenant, at its expense, shall maintain during the Lease Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $2,000,000 per occurrence (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

     The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors. This waiver of claims and subrogation applies even if one or either party does not carry the required insurance.

14. Landlord's Repairs. Landlord shall maintain, at its expense but as part of Operating Expenses (except as otherwise provided in paragraph 9 hereof), the structural soundness of the roof, roof membrane, foundation, demising walls and exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. The term "walls" as used in this Paragraph 14 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 14, after which Landlord shall have a reasonable opportunity to repair. In addition, Landlord, at its cost and expense, but as part of Operating Expenses, shall maintain the Common Areas (as defined in section 18 hereof) in good repair so that Tenant, on a non-exclusive basis, can use and enjoy the same. The obligation of Landlord pursuant hereto shall include, but not be limited to, cleaning of the Common Areas, removal of trash and debris from the Common Areas, repairing the asphalt and concrete portions of the Common Areas (including potholes, curbs and sidewalks), repairing common utility lines and facilities, repairing storm drains, repairing the existing exterior lighting on the Building, maintaining the landscaped portions of the Common Areas (including regular grass cutting), removal of snow and ice on every occasion where safety of the Common Areas is impeded, and periodically restriping the parking area. Landlord shall not in any manner change the size, location, nature, design or use of the Common Areas if the proposed change would reduce the number of parking spaces or truck operating areas, or otherwise materially and adversely affect the access to the Premises.

15. Tenant's Repairs. Subject to Landlord's obligation in Paragraph 14 and subject to Paragraphs 22 and 23, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, interior plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings and penetrations through the roof membrane, windows, interior walls (other than demising walls), and the interior side of demising walls, and heating, ventilation and air conditioning systems. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord's election, by Landlord. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. At Landlord's request, Tenant shall enter into a joint maintenance agreement with any railroad that services the Premises. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 30 days after demand therefor. Subject to Paragraphs 22 and 23, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

16. Tenant-Made Alterations and Trade Fixtures. Any alterations, additions, or improvements, excluding Trade Fixtures the installation of which does not require penetration of the roof, floor, exterior walls or demising walls, made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent, which consent will not be unreasonably withheld, delayed or conditioned. However, if such Tenant-Made Alterations are no greater than Fifty Thousand Dollars ($50,000) and do not require penetration of the roof, floor, exterior walls or demising walls, Tenant shall not require Landlord's prior written consent to perform such Tenant-Made Alterations. Notwithstanding the foregoing, Tenant shall be required to notify Landlord fifteen

(15) days prior to the commencement of construction of its intent to construct such Tenant-Made Alterations. For those Tenant-Made Alterations that require notification, but not approval of Landlord, Landlord shall have fifteen (15) days, subsequent to Tenant's notification to notify Tenant, in writing, whether, at the end of the Term or any extensions, Tenant shall be required to remove such Tenant-Made Alterations and restore the Premises to the original condition. All Tenant-Made Alterations in excess of Fifty Thousand Dollars ($50,000) shall require the written consent of Landlord, which shall also state whether, at the end of the Term or any extensions, Tenant shall be required to restore such Tenant-Made Alterations to the original condition. Notwithstanding the foregoing, any Tenant-Made Alterations that affect the Building's structural integrity or affect mechanical systems, regardless of the cost, shall require the written consent of Landlord which shall not be unreasonably conditioned, delayed or withheld. Failure, in any instance, by Landlord to notify Tenant of its obligation to restore a Tenant-Made Alterations to its original conditions shall be deemed a waiver by Landlord to require Tenant to restoration. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations that require Landlord's consent shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Except for the costs incurred by Landlord in connection with those Tenant made improvements described on Exhibit E, to the extent the same are made within the First Lease Year, Tenant shall reimburse Landlord for its actual and reasonable costs in reviewing plans and specifications for all Tenant made improvements. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord written statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant (excluding Trade Fixtures, whether affixed to the Premises or not) shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Tenant shall repair any damage caused by such removal.

     Landlord conceptually approves the anticipated tenant improvements described on Exhibit E hereto. Such conceptual approval shall not be deemed a waiver of Landlord's right to review the plans and specifications for those anticipated improvements nor of Landlord's right to require that such improvements be removed at the end of the Lease Term as provided in this paragraph 17.

     Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machinery, refrigeration and freezer units and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements, does not penetrate the roof, floor, demising walls or exterior walls, and with Landlord's requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

17. Signs. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent, which shall not be unreasonably withheld, delayed or conditioned. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs (including monument or pylon signs), decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval, which shall not be unreasonably withheld, delayed or conditioned, and conform in all respects to Landlord's reasonable requirements.

18. Common Areas. The term "Common Areas" shall mean the parking areas, driveways, truck and delivery passages, customer pick-up and loading zones, truck loading areas, vehicular entrances and exits, utility and drainage lines and facilities, sidewalks, and landscaped and planted areas as shown on the Site Plan, and such other exterior land areas of the Project as are designed for common use by the occupants of the Project.

19. Parking. Promptly after the execution hereof, Landlord will solicit three bids to resurface the portion of the paved area at the Project outlined on Exhibit E. The bids shall be solicited from qualified, bondable paving contractors, and Landlord shall share with Tenant the specifications for such resurfacing. Landlord will provide Tenant with a paving allowance (the "Paving Allowance") in an amount equal to the lowest of those three bids. In addition, Landlord will reserve and set aside for Tenant's use the paved area outlined on Exhibit E and up to 29,000 square feet of "green space" generally as outlined on Exhibit F. Tenant shall, at its sole cost and expense (except for the Paving Allowance), construct such car and truck parking areas and truck courts as Tenant may require and as may be required by applicable law for the conduct of Tenant's business at the Premises. Tenant's construction of its parking areas and truck courts shall be done in accordance with all applicable laws and subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. After completion of Tenant's parking area and truck courts, and within ten (10) business days of the presentation to Landlord of paid receipts and lien waivers therefor, Landlord shall disburse the Paving Allowance to Tenant. This parking area shall not be disturbed without Tenant's consent which consent shall be withheld in Tenant's sole discretion. Landlord further agrees that it shall not impose any charge for parking or for any other use of the Common Areas, during the initial term hereof; provided however, Landlord and Tenant may mutually agree upon a form of controlled parking access as circumstances may warrant in order to assure use of parking areas only by the employees and invitees of the tenants of the Project.

20. Ingress and Egress. During the Lease Term, Landlord shall maintain the driveways at the Project which exist at the date hereof. During the Lease Term, unless Tenant shall have consented thereto in writing, which consent shall not be unreasonably withheld, delayed or conditioned, Landlord agrees not to modify or alter the paved driveways existing at the Project at the date hereof in such a manner as would impede Tenant's ingress and egress to the Premises, except as may be required by applicable law.

                              In making any permitted or required replacement, change, restoration, alteration, improvement, enlargement or repair of or to the Premises, Landlord and Tenant and their contractors and suppliers may use the portion of the Common Area adjacent to Tenant's Premises for the parking of trucks and delivery vehicles, storage of materials, temporary structures and other matters incidental to such work, provided that no such use shall unreasonably interfere with the operation of the business of any tenant. In making any permitted or required replacement, change, restoration, alteration, improvement or repair of or to any portion of the Project other than the Premises, Landlord, or any tenant in the Project and their contractors and suppliers may use such portions of the Common Areas as will not materially block the access to Tenant's Premises, for the parking of trucks and delivery vehicles, storage of materials and other matters incidental to such work, provided that no such use shall unreasonably interfere with the operation of the business of Tenant or any subtenant or licensee of Tenant.

Throughout the Lease Term, no entrance, exit, approach or means of entrance, exit or approach to and from the Premises shall be interfered with or disturbed by Landlord or anyone claiming by, through or under Landlord. Tenant, its customers, subtenants, licensees, employees and invitees, shall have unobstructed vehicular and pedestrian ingress and egress at all times between each of the entrances and exits servicing the Premises, except for reasonable periods during which repairs, maintenance or other work are being performed by utility companies or municipal authorities or repairs for maintenance are being performed by Landlord.

21. Use of Common Areas. Subject to the terms of Paragraphs 20, 22 and 23, Landlord hereby gives and grants unto Tenant and its officers, employees, agents, customers, invitees and licensees, the non-exclusive right to use the Common Areas in the Project, in common with Landlord and other tenants, if any, of the Project.

22. Restoration. If at any time during the Lease Term, the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within sixty
(60) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed six (6) months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than thirty
(30) days after Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take six (6) months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are materially damaged during the last year of the Lease Term (as the same may have been extended) and Landlord reasonably estimates that it will take more than one month to repair such damage. If Landlord elects to terminate this Lease pursuant to the preceding sentence, Tenant shall have the right exercisable within ten (10) days of the receipt of Landlord's notice to terminate, to cause this Lease to not be terminated by electing to repair the damage at Tenant's sole cost and expense, in which event Tenant shall promptly and continuously repair such damage at its sole cost and expense and this Lease shall remain in full force and effect. Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

23. Condemnation. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises as reasonably determined by Tenant, or in Landlord's judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by either party this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses, taking of personal property and Tenant's Trade Fixtures, business interruption expenses, damage to Tenant's Trade Fixtures, or other lawful claim, if a separate award for such items is made to Tenant.

24. Assignment and Subletting. Without Landlord's prior written consent, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect.

For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded or is permitted without Landlord's consent as hereafter provided. Notwithstanding the above and without Landlord's consent, Tenant may assign its leasehold to: (a) a parent, subsidiary sibling or affiliate corporation controlling, controlled by, or under common control with, Tenant; (b) a successor corporation related to Tenant by reincorporation, merger, consolidation, non-bankruptcy reorganization or government action; or
(c) a purchaser of substantially all of Tenant's assets. In addition, the restrictions on transfer shall not apply to (i) a public offering of Tenant's stock, (ii) any transfer of Tenant's stock among existing shareholders, (iii) a private placement of Tenant's stock where current shareholders retain over 50% of the voting stock, or (iv) any activity in any company stock option programs. The assignee or sublessee under clauses (b) or (c) in the preceding sentence must have a net worth or at least $100,000,000, or Landlord's consent will be required. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease.

     Notwithstanding any assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto, after Tenant's recovery of all reasonable costs of marketing, commissions, rental concessions, tenant improvements, etc.) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder fifty percent (50%) of such excess rental and other excess consideration within 10 days following receipt thereof by Tenant.

     If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant, however, once the default has been cured or remedied, Landlord will resume collecting rent from Tenant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

25. Indemnification. Except for the negligence or willful misconduct of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 25.

26. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time upon 48 hours prior written notice, to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose; provided, however, that Landlord shall not have to provide any notice in the case of an emergency and during the initial construction of the Premises by Tenant. Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the (a) Premises are available to let, which sign may be posted only during the last 12 months of the Lease Term, as the same may have been extended, or (b) that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises or that portion of the Common Areas reserved for Tenant's parking or access. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

27. Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

28. Surrender. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 22 and 23 excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

29. Holding Over. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to one hundred fifty percent (150%) the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, if Tenant is in possession of the Premises without the prior written consent of Landlord, Tenant shall be liable for all legally recoverable damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 29 shall not be construed as consent for Tenant to retain possession of the Premises.

30. Events of Default. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

     A. Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days following Tenant's receipt of notice of non-payment.

     B. Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

     C. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

     D. Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease, unless while the Premises are vacant, Tenant continues to perform its maintenance obligations hereunder and provides security for the Premises to the reasonable satisfaction of Landlord, subject to the notice and cure provisions contained in paragraph G below.

     E. Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

     F. Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 60 days after any such lien or encumbrance is filed against the Premises; provided, however, Tenant may contest such lien as long as such contest prevents foreclosure of the lien and Tenant causes such lien to be bonded or insured over in a manner satisfactory to Landlord within such 60 day period.

     G. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 30, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default (unless the cure of such default will, due to the nature thereof, require a period of time in excess of 30 days, then, provided that Tenant shall have commenced the cure within such thirty (30) day period and shall thereafter diligently and continuously proceed to cure the same, after such period of time as is reasonably necessary).

31. Landlord's Remedies. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

     If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: (a) all Base Rent and all other amounts accrued hereunder to the date of such termination; (b) the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing the Premises and restoring the same to the condition it was in prior to the execution hereof, (c) in lieu of remodeling the Premises to a condition acceptable to a new tenant or tenants, paying to the Landlord the "Unamortized Tenant Improvement Allowance" which shall be an amount equal to the product of (1) a fraction, the numerator of which is the number of days remaining in the initial Lease Term (without taking into account extension options contained herein) and the denominator of which is the total number of days in the original Lease Term (without taking into account extension options contained herein), and (2) the total Tenant Improvement Allowance provided by Landlord to Tenant pursuant to paragraph 52 hereof, (d) all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and (e) the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

     If Landlord terminates Tenant's right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord, at Landlord's cost, but preserving Landlord's right to collect the damages specified in the preceding paragraph, is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs described in the preceding paragraph incurred in any attempt by Landlord to relet the

Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs and restoration, the Unamortized Tenant Improvement Allowance the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

     Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

32. Tenant's Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then, provided that Landlord shall have commenced the cure within such thirty (30) day period, after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

33. Performance by Tenant on Behalf of Landlord. In the event that Landlord fails to cure said breach within thirty (30) days after receipt of said notice, or, if having commenced said cure, Landlord does not diligently pursue it to completion, then Tenant may elect to cure said breach at Tenant's expense and offset from Rent until Tenant's reasonable damages caused by such breach are recovered. If Tenant's reasonable damages exceed the remaining financial obligations of Tenant under this Lease, Landlord shall reimburse any remaining balances to

Tenant upon the expiration or early termination of this Lease. Prior to seeking such offset or reimbursement, Tenant shall document the damages and supply said documentation to Landlord.

34. Mitigation. Notwithstanding any other provision of this Lease, provided that Tenant reasonably cooperates with Landlord, Landlord shall take all commercially reasonable steps to mitigate its damages to the extent required by applicable law.

35. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

36. Subordination. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Notwithstanding anything herein to the contrary, Tenant shall not be required to subordinate to any future mortgage or attorn to any mortgage holder unless such mortgage holder shall grant to Tenant a commercially reasonable nondisturbance agreement on terms reasonably acceptable to Tenant. In addition, Tenant shall not be required to execute any instrument which materially increases Tenant's obligations or decreases Tenant's rights under this Lease. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust. Promptly after execution hereof, Landlord shall use reasonable efforts to obtain for Tenant's benefit a Subordination, Non-Disturbance and Attornment Agreement in form reasonably acceptable to Tenant.

37. Mechanic's Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 60 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 60 day period.

38. Estoppel Certificates. Tenant agrees, from time to time, within 10 business days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating (to the extent true) that this Lease is in full force and effect, the date to which rent has been paid, that to Tenant's knowledge Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for

Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate.

39. Environmental Requirements. Except for Hazardous Material contained in products used by Tenant in reasonable quantities for ordinary cleaning and janitorial supplies or for office purposes, and (so long as Tenant secures all necessary approvals from all applicable governmental jurisdictions regarding the use and store on the Premises) except for Hazardous Material contained in packaged products stored, used or handled by Tenant and intended for resale to customers (including, but not limited to hair spray, household cleaners, automotive products, antifreeze, dog food, fertilizer), Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to reasonable disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), or any radioactive materials. As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

     Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 39, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 39 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 39 shall survive any termination of this Lease.

     Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 39, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations.
Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

40. Landlord's Environmental Representation. Except for Hazardous Material contained in products used by other tenants at the Building in reasonable quantities for ordinary cleaning, maintenance and janitorial supplies or for office purposes and diesel fuel stored in an above ground storage tank located in the generator room,

Landlord represents to Tenant that to the best of Landlord's knowledge there are no Hazardous Materials in the Premises or the Building in violation of applicable law. Landlord further represents to Tenant that it has received no written notice of the presence of any Hazardous Materials in violation of law in the Premises or the Building.

41. Landlord Indemnification. Landlord and its successors and assigns shall indemnify, defend, reimburse and hold Tenant, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, loss or expense (including attorneys' fees) which arise as a result of Hazardous Substances, known or unknown, on the Premises caused by the acts or omissions of Landlord, its agents or employees. Landlord's obligations, as and when required by applicable law, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. In addition, with respect to any Hazardous Substances (a) which existed, known or unknown, on the Premises prior to the Commencement Date or (b) placed on or after the Commencement Date upon or within the Premises by any third party unrelated to and not claiming by, through or under Tenant, Landlord, or any other tenant at the Project, Landlord, to the extent and as and when required by applicable law, will be responsible for the cost of investigation, removal, remediation, restoration and/or abatement of any such Hazardous Substances, unless the Hazardous Substances shall have been placed upon or within the Premises by any such third party with the intent to target Tenant or anyone claiming by, through or under Tenant. Finally, Landlord shall use reasonable efforts to inform Tenant of any Hazardous Substances discovered within the Premises to the extent the same were not placed there by Tenant, its employees, agents or assigns.

42. Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time reasonably established in a non-discriminatory fashion, by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. The current rules and regulations shall not be changed in such a manner as would materially impair Tenant's rights hereunder. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

43. Security Service. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

44. Force Majeure. Neither party hereunder shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of such party ("Force Majeure"), provided the party shall have attempted diligently and in good faith to perform or satisfy such obligation, but Force Majeure shall never justify a delay in either party's monetary obligations hereunder.

45. Entire Agreement. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

46.. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

47.  Brokers.   Tenant and Landlord each represents and warrants to the other that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant and Landlord each agrees to indemnify, protect, defend and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with such party with regard to this leasing transaction. Landlord shall be responsible for paying a leasing commission to the broker named in the Basic Lease Provisions in accordance with the terms of a separate agreement.

48.  Miscellaneous.

     A. Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

     B. If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

     C. All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses set forth below. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

     To Landlord:  MBC Springbelt, LLC
                   c/o MBC Realty Advisors, L.C.
                   7700 Arlington Boulevard
                   Suite 101
                   Falls Church, VA  22042
                   Attention:  Gregory B. Nucci
                   Phone:  (703) 849-8885
                   Fax:  (703) 849-8881

     To Tenant:    HomeGrocer.com, Inc.
                   Attention: Legal Department
                   10203 NE Points Drive
                   Kirkland, WA 98033
                   Phone: (425) 201-7500
                   Fax: (425) 201-7875

     Tenant as a courtesy copy:  HomeGrocer.com, Inc.
                                 Attention: Vice President of Operations
                                 10230 NE Points Drive
                                 Kirkland, WA 98033
                                 Phone: (425) 201-7500
                                 Fax: (425) 201-7875

     D. Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

     E. At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders ("Statements"), solely for the review of bona fide prospective purchasers and encumbrancers, which such prospective purchasers and encumbrancers shall agree to preserve the confidentiality of the substance and contents of the Statements and terms and conditions of this Lease. Except in connection with determining compliance with the financial tests described in paragraph 8 hereof, or a potential sale or financing of the Project, Tenant shall not be obligated to provide the foregoing financial information more than once each Lease Year.

     F. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record without the written consent of Landlord. Landlord agrees not to unreasonably withhold, delay or condition its consent to the recording of a memorandum of this Lease at Tenant's sole cost and expense provided that Tenant deliver to Landlord an executed release of such memorandum in recordable form and substance acceptable to Landlord. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

     G. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

     H. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

     I. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     J. Any amount not paid by either party hereunder to the other within 5 days after receipt of notice of non-payment shall bear interest from such due date until paid in full at the lesser of the (a) highest rate permitted by applicable law or (b) the sum of the "prime rate" as published in The Wall Street Journal on the date the payment was due plus seven (7) percentage points. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by either party be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded within fifteen days of such judgment), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

     K. Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

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

     L. Time is of the essence as to the performance of Tenant's obligations under this Lease.

     M. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda signed by both parties shall control.

49. Landlord's Lien/Security Interest. Tenant hereby grants Landlord a security interest, and this Lease constitutes a security agreement, within the meaning of and pursuant to the Uniform Commercial Code of the state in which the Premises are situated as to all of property situate in, or upon, or used in connection with the Premises to the extent the same is deemed to be real property under Virginia law as security for all of Tenant's obligations hereunder, including, without limitation, the obligation to pay rent.

50. Limitation of Liability of Trustees, Shareholders, and Officers of Parties. Any obligation or liability whatsoever of either party hereunder which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its members, managers, trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

51.  Tenant's Extension Options.

     A. Options. Provided that Tenant has not assigned this Lease except for the exclusions in Paragraph 24 that do not require the consent of the Landlord, and that Tenant is not in default under this Lease at the time of exercise or at any time thereafter until the beginning of any extension of the term, Tenant shall have the following options to extend the term of this Lease (each an "Extension Option"): (1) an option (the "First Extension Option") to extend the term of this Lease, for the period from the expiration of the initial term through the last day preceding the 5th year thereafter (the "First Extension Period"), by delivering written notice to Landlord of exercise of Tenant's First Extension Option at least twelve (12) months, but not more than eighteen (18) months, prior to the end of the initial Lease Term; and (2) if Tenant duly exercises the First Extension Option, an additional option (the "Second Extension Option") to further extend the term of this Lease, for the period from expiration of the First Extension Period through the last day preceding the 5th year thereafter (the "Second Extension Period"), by delivering written notice to Landlord of exercise of Tenant's Second Extension Option at least twelve (12) months, but not more than eighteen (18) months prior the end of the First Extension Term. Any Extension Option shall terminate if not exercised in the manner provided herein. Any such extension shall be upon all the terms and conditions set forth in this Lease, except as may be expressly modified and fully executed by both parties.

     B. Market Base Rental. The Base Rent for the Extension Period shall be a fair market rent ("Fair Market Base Rental") for the space and term involved, which shall be determined as set forth below. "Fair Market Base Rental" shall mean the Base Rent at the time or times in question for the applicable space, based on the prevailing rentals then being charged to new tenants in similar buildings in the area, of comparable size, location, quality and age as the Building, the desirability, location in the building, size, quality, cost savings of Landlord for not having to pay leasing commissions, and method for payment of taxes and expenses or increases in taxes and expenses for the space in the Building for which Fair Market Base Rental is being determined and of the buildings which are being used for comparison, and the credit of Tenant. Fair Market Base Rental shall also reflect the then prevailing rental structure for comparable buildings in the general vicinity of the Premises, so that if, for example, at the time Fair Market Base Rental is being determined the prevailing rental structure for comparable space and for comparable lease terms includes periodic rental adjustments or escalations, Fair Market Base Rental shall reflect such rental structure, or, for example, if prevailing rental structure for comparable space does not include charges for parking, then there shall be no charge for parking. The value of cash and non-cash tenant concessions included in the transactions being used for comparison shall also be taken into account in determining prevailing rentals.

     C. Determination of Fair Market Base Rental. Upon written notice of Tenant's intent to exercise an Extension Period, Landlord shall within twenty
(20) days provide Tenant, with written notice, the amount which Landlord contends to be the Fair Market Base Rental. Within twenty (20) days after receipt of Landlord's written notice of the Fair Market Base Rental, Tenant shall give Landlord written notice ("Tenant's Response"), either (a) irrevocably exercising Tenant's Extension Option and accepting the statement of Fair Market Base Rental set forth in Landlord's notice, or (b) rejecting the Fair Market Base Rental set forth in Landlord's notice and specifying the amount Tenant contends to be the Fair Market Base Rental. If Tenant rejects the Fair Market Base Rental specified by Landlord, then Landlord and Tenant shall endeavor to negotiate a mutually acceptable resolution to their dispute concerning the Fair Market Base Rental. If they are unable to agree within thirty (30) days after receipt by Landlord of Tenant's Response upon a mutually acceptable resolution of the Fair Market Base Rental, then Tenant shall either (i) revoke its intent to exercise the Extension Period, or (ii) provide Landlord with written notice to arbitrate the Fair Market Base Rental. If Tenant elects to arbitrate the Fair Market Base Rental, the term of the Lease shall be extended for the Extension Period, and the final determination of the Fair Market Base Rental shall be binding on both Landlord and Tenant. Upon Tenant's written notice, Landlord and Tenant shall, within ten
(10) days, each separately designate a licensed real estate broker or agent who is reasonably active in regard to the valuation of industrial properties in the area where the Project is located to participate in determination of the Fair Market Base Rental. If either Landlord or Tenant fails timely to designate an appraiser as provided above, then the determination of Fair Market Base Rental shall be made solely by the broker or agent timely designated by the other party and such determination shall be binding on Landlord and Tenant. Within sixty-five (65) days after receipt by Landlord of Tenant's notice (or at such other time as Landlord and Tenant may mutually agree), each party shall state in writing the amount the party contends to be the Fair Market Base Rental, including whatever support for such contention the party wishes to have considered by the brokers/agents. The brokers/agents shall arrange for simultaneous exchange of such written contentions and for presentation of such additional evidence, rebuttals, or other matters as the parties may wish to present and the brokers/agents may elect to hear or otherwise receive. After presentation of such additional evidence and argument as the brokers/agents may elect to receive, if any, each party may submit a modified statement of contended Fair Market Base Rental. If the brokers/agents do not agree upon the actual Fair Market Base Rental, and the two statements of Fair Market Base Rental are within ten percent (10%) of one another, then the two statements of Fair Market Base Rental shall be averaged and such amount shall be binding on Landlord and Tenant as the Fair Market Base Rental. If the determinations of the two brokers/agents are greater than ten percent (10%) from one another, then the two brokers/agents shall appoint, within ten (10) days thereafter, a third licensed broker or agent who has significant experience and is then active leasing warehouse space in the area. If the two brokers/agents designated by Landlord and Tenant cannot agree on the appointment of a third broker or agent within the time period provided, either Landlord or Tenant may seek the appointment of a third broker or agent by the presiding judge for the Circuit Court for Fairfax County, Virginia. The third broker/agent shall then determine which of the two final contended Fair Market Base Rental amounts submitted by the parties is closest to the actual Fair Market Base Rental, and such determination shall be binding on Landlord and Tenant as the Fair Market Base Rental.

     D. Costs and Expenses. All reasonable fees and expenses of the brokers/agents shall be paid as follows: Landlord shall advance the fees and expenses of the broker/agent designated by Landlord; Tenant shall advance the fees and expenses of the broker/agent designated by Tenant; and Landlord and Tenant shall each advance one half of any fees and expenses of the third broker/agent. The attorneys' fees and expenses of counsel for the respective parties and of witnesses shall be paid and borne by the party engaging such counsel or calling such witness, as the case may be.

     E. Payments Pending Determination. If the Fair Market Base Rental for any Extension Period has not been determined at such time as Tenant is obligated to pay Base Rent for such Extension Period, Tenant shall pay as Base Rent pending such determination the Base Rent in effect for such space immediately prior to the Extension Period; provided, that upon the determination of the applicable Fair Market Base Rental, any shortage of Base Rent paid shall be paid to Landlord by Tenant.

52. Tenant Improvement Allowance. Landlord will provide a tenant improvement allowance in the amount of Four Dollars and Eighty Seven and one-half cents ($4.875) per rentable square foot leased by Tenant ("Tenant Improvement Allowance") for the cost of improvements in and about the Premises, including designing, space planning, real estate consultants, engineering, permitting, managing and constructing the build-out of the Premises and site work by Tenant. The Tenant Improvement Allowance shall be disbursed to Tenant from time-to-time in the amount equal to fifty percent (50%) of the actual amounts spent by Tenant for such items within thirty (30) days of the receipt by Landlord of a written request therefor accompanied by paid receipts, invoices and lien waivers for the work, up to an aggregate amount equal to $4.875 per rentable square foot leased by Tenant.

53. Final Determination of Premises Square Footage. The exact square footage of the Premises shall be determined by Tenant's architect, subject to the reasonable approval of Landlord. Tenant's architect shall measure the space based upon the standards most recently promulgated by the Washington D.C. Association of Realtors upon completion of the demising wall to be constructed by Landlord. If Landlord disagrees with the rentable square footage determined by Tenant's architect, Landlord and Tenant shall mutually agree upon an independent, third party architect who shall measure the Premises based on the foregoing standards and whose decision will be final and binding upon Landlord and Tenant.

54. Roof Installations. Tenant, at its sole cost and expense, but subject to Landlord's prior written consent (which shall not be unreasonably withheld, delayed or conditioned), shall have the option to install over the Premises (a) antennas and satellite dishes, (b) refrigeration equipment, and (c) heating ventilation and air conditioning equipment, in each case subject to applicable codes. There shall be no additional rent charged for such use of the roof and these items shall be treated as Trade Fixtures. As such, Tenant shall remove all such equipment at the end of the lease and repair all penetrations and other damage to the Building caused thereby.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:                                 LANDLORD:
HOMEGROCER.COM, INC., A Delaware        MBC SPRINGBELT, LLC,
corporation                             a Delaware limited liability company

By:  /s/ Mary Alice Taylor              By:  MBC INDUSTRIAL I, L.C.,
    -------------------------------     a Virginia limited liability company
Title:
       ----------------------------

                                        By:  /s/  Gregory B. Nucci
                                            -------------------------------
                                        Title:  Managing Director


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